Exhibit 10.6

ADDENDUM TO THE MASTER AGREEMENT

Witnesseth by this private document an Addendum to the Master Agreement entered into by and between:

•

SOCIEDAD AGRICOLA VIRU S.A., identified by Taxpayer Registration (RUC) No. 20373860736, domiciled at the North Pan-American Highway km 521, district and province of Virú, department of La Libertad, acting by and through Ms. Yoselyn Malamud Kessler, identified by National Identity Document (DNI) No. 09343554, and Mr. Nicanor Mario Deza Neyra, identified by National Identity Document (DNI) No. 18193627, as per powers-of-attorney registered in Item No. 11009404 of the Registry of Legal Entities of the Public Registry in and for Trujillo, hereinafter referred to as “VIRU,” “BUYER” or “LESSEE,” as party of the first part; and

•

CAMPOSOL S.A., identified by Taxpayer Registration (RUC) No. 20340584237, domiciled at Av. El Derby No. 250, Piso 4, de la Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, acting by and through Mr. Pedro Javier Morales Garcés, identified by National Identity Document (DNI) No. 10310393, and its attorney-in-fact, Mr. Jorge Martín Quijano Rendón, identified by National Identity Document (DNI) No. 40362315, as per powers-of-attorney registered in Electronic Item No. 11009728 of the Registry of Legal Entities in and for Lima, hereinafter referred to as “CAMPOSOL,” “SELLER” or “LESSOR,” as party of the second part, under the following terms and conditions:

SECTION ONE: RECITALS

On December 2, 2015, the parties executed a Commercial Agreement, hereinafter, the “Commercial Agreement.” Similarly, on December 17, 2015, the parties executed the Master Agreement of Commercial Agreement, hereinafter, the “Agreement,” with the purpose of specifying in nine (9) annexes the agreements reached in the Commercial Agreement.

SECTION TWO: SUBJECT-MATTER

The parties hereby, upon being entitled, agree to amend subsections 2.1.4 and 2.1.11 of Section Two, Section Four, Section Five, Section Eleven, and the relevant part of Section Twenty of the Agreement, as well as annexes 2, 3 and 8 thereto.

Amendment to the Agreement:

Section Two. The parties agree to amend subsections 2.1.4 and 2.1.11 of Section Two of the Agreement with the following wording:

SUBJECT-MATTER

SECTION TWO

2.1	VIRU and CAMPOSOL hereby formalize and perform all of the agreements contained in the Commercial Agreement and, through certain individual agreements that shall be an integral part hereof : (…)

2.1.4

CAMPOSOL shall sell to VIRU the following raw material through the Agreement for the Purchase of White Asparagus and Piquillo Pepper, which is attached hereto and specifies the minimum characteristics of each raw material:

–	White Asparagus

–	Piquillo Pepper

The above-mentioned “Agreement for the Purchase of White Asparagus and Piquillo Pepper” is attached hereto as Annex 3.
(…)

2.1.11

CAMPOSOL shall provide VIRU the Contract Manufacturing (Maquila) service for the processing of its fresh avocado production during three (3) years, counted as from December 17, 2015. This Contract Manufacturing (Maquila) service shall be regulated according to the “Contract Manufacturing (Maquila) Services Agreement for the Processing of 100% of Viru´s Avocado Production” which is attached hereto as Annex 8.

(…)

Section Four. The parties agree to annul the entire Section Four of the Agreement and replace it with a new wording:

VIRU’S OBLIGATIONS

SECTION FOUR

VIRU hereby undertakes to:

4.1

Take the necessary steps in the best possible way and making its best endeavors and all of its collection unit, to achieve the greatest recovery of the third-party farmers’ debt in favor of CAMPOSOL, according to VIRU’s possibilities.

4.2	Perform all the remaining obligations described in the Agreement and its relevant annexes.

Section Five. The parties agree to annul the entire Section Five of the Agreement and replace it with a new wording:

CAMPOSOL’S OBLIGATIONS

SECTION FIVE

CAMPOSOL hereby undertakes to:

5.1

Not to enter, either directly or indirectly (for instance, through shareholders or related companies), the canned asparagus, pepper, quinoa, palm heart and artichoke business for a minimum term of five (5) years counted as from the date of execution hereof.

5.2

Lease to VIRU its Piura plant and all the equipment for the processing of piquillo pepper that make up such plant (Nor Agro) during three (3) years, under the terms established in the relevant contract accompanying this instrument.

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5.2	Sell to VIRU raw material (white asparagus and piquillo pepper) under the terms established in the relevant contract accompanying this instrument.

5.3	Perform all the remaining obligations described in the Agreement and its relevant annexes.

Section Eleven. The parties agree to annul the entire Section Eleven of the Agreement and replace it with a new wording:

JUDICIAL TERRITORIAL COMPETENCE

SECTION ELEVEN

Any litigation or dispute arising herefrom or related hereto, including but not limited to its existence, validity, performance, non-performance, or termination shall be settled by the Judges and Tribunals of Lima, and both parties waive their natural jurisdiction and any other that may apply thereto.

Section Twenty. The parties agree to amend the heading of Annex 8 which is referred to in Section Twenty of the Agreement with the following wording:

DOCUMENTS REGULATING RELATIONSHIPS BETWEEN THE PARTIES SECTION TWENTY

The Annexes hereto are incorporated hereto, are expressly an integral and inseverable part hereof and are as follows:

(…)

Annex 8: Contract Manufacturing (Maquila) Services Agreement for the Processing of Viru’s Avocado Production

(…)

Amendment to Annex 2:

ANNEX 2

AGREEMENT FOR THE LEASE OF THE PIQUILLO PEPPER PROCESSING PLANT AND EQUIPMENT

The parties agree to replace all of the first paragraph and third paragraph of Section Three of Annex 2 with the following wording:

SECTION THREE: DURATION

The duration hereof is three (03) years counted as from the date of execution of the Agreement, that is, from December 17, 2015 to December 16, 2018.Moreover, LESSOR grants LESSEE the option to extend the agreement for two (02) additional years, that is, until December 16, 2020. To that end, LESSEE shall inform LESSOR in writing and not later than June 17, 2018 of its express intention to extend the term.

(…)

Upon the expiration of the term referred to in the first paragraph of this Section, LESSEE shall have an additional term of ninety (90) calendar days to comply with the obligation to return THE PLANT AND THE EQUIPMENT leased in the same conditions in which they were received, except for ordinary wear and tear.

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Amendment to Annex 3:

ANNEX 3

AGREEMENT FOR THE PURCHASE OF WHITE ASPARAGUS AND PIQUILLO PEPPER

The parties agree to annul the provisions of subsection 3.3 of Section Three of Annex 3 and replace all of paragraph one of Section Two, as well as subsection 3.1 of Section Three, and the first paragraph of subsection 4.1 of Section Four of Annex 3 to the Agreement, with the following wording:

SECTION TWO: SUBJECT-MATTER AND TERM

SELLER undertakes to sell to BUYER and BUYER undertakes to purchase from SELLER white asparagus and piquillo pepper according to the terms and conditions established in the following clause.

(…)

SECTION THREE: WHITE ASPARAGUS

3.1

In 2017, SELLER shall sell to BUYER the ENTIRE production of white asparagus grown directly by SELLER and which is not processed for fresh consumption, which is approximately eight hundred and fifty (850) tons, and which shall be contingent on the production from SELLER’s fields. SELLER shall allow BUYER to have a production supervisor or auditor for this kind of raw material, who shall certify that SELLER is complying with this agreement.

In the event that, after 2017, SELLER decides to grow again white asparagus, SELLER shall grant a call option right in favor of BUYER for 100% of the white asparagus production grown directly by SELLER and not processed for fresh consumption. Should this occur, this right would remain inevitably in force until December 16, 2023, when it shall expire automatically.

SECTION FOUR: PIQUILLO PEPPER

4.1	SELLER shall sell to BUYER all of its piquillo pepper production for the years 2017 and 2018 at a price of thirty-eight cents per kilo (USD 0.38/kg). (…)

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Amendment to Annex 8:

The parties agree to amend the heading, introduction, and wording of subsection 2.1 of Section Two of Annex 8 to the Agreement, as follows:

ANNEX 8

CONTRACT MANUFACTURING (MAQUILA) SERVICES AGREEMENT FOR THE PROCESSING OF VIRU’S AVOCADO PRODUCTION

This Contract Manufacturing (Maquila) Services Agreement for the Processing of 100% of VIRU’S Avocado Production is made by and between Camposol S.A., duly identified in the introduction of the Master Agreement (hereinafter, CAMPOSOL), as party of the first part; and Sociedad Agrícola Virú S.A., duly identified in the introduction of the Master Agreement (hereinafter, VIRU), as party of the second part; under the following terms and conditions:

(…)

SECTION TWO: SUBJECT-MATTER

(…)

2.1

The parties are entitled to agree that CAMPOSOL shall produce under contract manufacturing (maquila) by VIRU up to 70% (seventy percent) of its avocado production during 2017 and up to 50% of its avocado production during 2018, as required by VIRU.

CAMPOSOL shall provide such fresh avocado maquila services at its Plant according to the technical and operating specifications set forth in Annex 8.1 hereto.

(…)

SECTION THREE: OBLIGATIONS PERFORMANCE

The parties represent that the agreements listed below and which, as annexes, are an integral part of the Master Agreement, have been complied with and performed in full and satisfactorily to both parties and, accordingly, that they have nothing to claim from each other for any obligation or act regulated by or arising from such agreements:

–	Annex 1: Agreement for the Purchase of Equipment and Spare Parts for Asparagus Processing

–	Annex 4: Commercial Agency Agreement for the Sale of CAMPOSOL S.A. Finished Product Stock

–	Annex 5: Agreement for the Purchase of Supplies (Jars, Cans, Lids) Used for the Production of Canned Foods

–	Annex 6: Commercial Agency Agreement for the Sale of Canned Foods to CAMPOSOL S.A. Exclusive Clients

–	Annex 7: Camposol S.A. Strategic Client Supply Agreement

The parties represent that all rights and obligations contained in Annex 9: Commercial Agreement Between Camposol S.A. and Sociedad Agrícola Virú S.A. dated December 2, 2015 are contained in and/or amended by the Master Agreement, its remaining annexes, and this addendum. Accordingly, they expressly agree to terminate “Annex 9: Commercial Agreement Between Camposol S.A. and Sociedad Agrícola Virú S.A. dated December 2, 2015” in all material respects and represent that they have nothing to claim from each other for any obligation or act regulated in or arising from such agreement.

Moreover, the parties represent that they are satisfied with the performance of the remaining obligations arising from the Agreement and its relevant annexes and represent that they have nothing to claim from each other for any obligation or act regulated in or arising from the Agreement and its relevant annexes.

SECTION FOUR: REPRESENTATION

The clauses contained in this addendum are ratified by the parties, who accept them in full and place on record that the sections of the agreement which have not been expressly amended herein remain fully in force and are enforceable.

As a sign of acceptance, both parties execute this document in the city of Lima this 6th day of March 2017.

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/s/ Yoselyn Malamud Kessler	/s/ Pedro Javier Morales Garcés
VIRU	CAMPOSOL
Yoselyn Malamud Kessler	Pedro Javier Morales Garcés

/s/ Nicanor Mario Deza Neyra	/s/ Jorge Martín Quijano Rendón
VIRU	CAMPOSOL
Nicanor Mario Deza Neyra	Jorge Martín Quijano Rendón

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Virú, March 24, 2017

Messrs.

CAMPOSOL S.A.

Address: Av. El Derby No. 250, Piso 04 – Santiago de Surco

Lima

Attention:	Jorge Martín Quíjano Rendón
Subject:	Submission of Addendum to Master Agreement

Dear Sirs,

Please find attached hereto, on behalf of Sociedad Agrícola Virú S.A., one (1) set of the duly signed original of the “Addendum to the Master Agreement” executed by our principals for filing purposes.

Sincerely yours,

/s/ Christian Daly Hogue

SOCIEDAD AGRICOLA VIRU S.A.

Christian Daly Hogue

Head of the Legal Department